UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 28, 2009
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Fiscal Year 2009 Bonus Awards and Fiscal Year 2010 Base Salaries
On July 28, 2009, the Compensation and Organizational Development Committee of Intuit’s Board of Directors (the “Committee”) certified that the performance goal established for Intuit’s Senior Executive Incentive Plan (“SEIP”) for the year ended July 31, 2009 (“Fiscal 2009”) had been achieved and subsequently approved annual performance bonuses for Brad D. Smith, R. Neil Williams, Kiran M. Patel, Alexander M. Lintner, Sasan K. Goodarzi, William V. Campbell and Scott D. Cook. The specific bonus amounts were determined by the Committee (and in the case of Mr. Smith and Mr. Campbell, by the independent members of the Board of Directors) based on a review of the performance of each eligible individual and on the Company’s revenue and non-GAAP operating income for Fiscal 2009.
The Committee also approved the annual base salaries for Intuit’s executive officers for the next fiscal year. There was no increase in base salary for any executive officer. Mr. Campbell’s compensation was set to be commensurate with his role as non-executive Chairman of the Board. Mr. Campbell is not considered an independent director because of his continued employment status. The following table sets forth the bonus and annual base salary approved for the specified individuals.

		2010 Annual
Name and Current Position	2009 Bonus	Base Salary

Brad D. Smith President and Chief Executive Officer	$828,000	$800,000

R. Neil Williams Senior Vice President and Chief Financial Officer	$390,000	$600,000

Kiran M. Patel Executive Vice President and General Manager, Small Business Group	$550,000	$700,000

Alexander M. Lintner Senior Vice President and General Manager, Global Business Division	$237,000	$585,000

Sasan K. Goodarzi Senior Vice President and General Manager, Financial Institutions Division	$290,000	$540,000

William V. Campbell Non-Executive Chairman of the Board	$270,000	$180,000

Scott D. Cook Board Member and Executive Officer	$225,000	$500,000

In addition to the bonuses described above, Mr. Patel and Mr. Goodarzi received bonuses of $60,000 and $30,000, respectively, to help defray costs associated with travel between the executive’s home and his work location.
Funding of 2009 Intuit Inc. Performance Incentive Plan
On July 28, 2009, the Committee approved funding for the payment of annual performance bonuses to employees (other than individuals eligible to receive bonuses under the SEIP) under the Intuit Inc. Performance Incentive Plan (“IPI”) for Fiscal 2009 in the aggregate amount of $80,000,000. A majority of Intuit’s full time employees are eligible for annual performance bonus awards under the IPI for Fiscal 2009.
Approval of 2010 Intuit Inc. Performance Incentive Plan
On July 28, 2009, the Committee approved the Intuit Inc. Performance Incentive Plan for Fiscal Year 2010, a discretionary cash bonus plan. The amount of a bonus award under the IPI for fiscal year 2010 will be based upon the individual employee’s bonus target, the employee’s performance during fiscal year 2010, and the amount of the aggregate bonus pool that is made available for bonuses for fiscal year 2010 based on overall performance of Intuit. A copy of the IPI for fiscal year 2010 is attached to this Report as Exhibit 10.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.01   Intuit Inc. Performance Incentive Plan for Fiscal Year 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: August 3, 2009	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.01	Intuit Inc. Performance Incentive Plan for Fiscal Year 2010